Exhibit 99.1

Postal Realty Trust, Inc. Announces Chief Financial Officer Transition

— Jeremy Garber Will Serve As Interim Chief Financial Officer —

CEDARHURST, N.Y., June 18, 2025 (GLOBE NEWSWIRE) -- Postal Realty Trust, Inc. (NYSE: PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages over 2,150 properties leased primarily to the United States Postal Service (the “USPS”), ranging from last-mile post offices to industrial facilities, announced today that Robert Klein has notified the Company of his intention to resign as Chief Financial Officer in order to accept a position with a privately-held real estate company. Jeremy Garber, the Company’s President, Treasurer and Secretary will serve as the Company’s interim Chief Financial Officer while the Company conducts a search process for a permanent successor. Mr. Klein will initially continue as an employee of the Company and subsequently work as a consultant to the Company working closely with Mr. Garber and the Company leadership team to ensure a smooth transition of Chief Financial Officer responsibilities.

Mr. Garber has been with the Company since its founding and was instrumental in preparing the company for the public markets. Prior to Mr. Klein’s hiring in 2021, Mr. Garber served as the Principal Financial Officer of the Company and his responsibilities included oversight of the Company’s accounting and finance department.

“On behalf of the Board of Directors and the entire Company, I want to thank Rob for his contributions during his tenure including his role in building a high performing accounting and finance team, developing robust financial reporting processes and positioning us with a strong balance sheet and valued credit partners. We wish him well personally,” commented Andrew Spodek, Chief Executive Officer of the Company.

In conjunction with Mr. Klein’s transition, the Company and Mr. Klein have entered into a Transition Agreement during which Mr. Klein will be fully engaged with the Company’s second quarter close, earnings announcement and the signing and filing of our quarterly financial report on Form 10-Q for the period ending June 30, 2025.

Mr. Klein commented, “I am proud of what we have accomplished during my time with Postal, and I thank Andrew and the entire Postal Realty team for the opportunity to serve as CFO over the past four and a half years. Postal Realty has a deep and talented accounting, finance, and investor relations team. I’m grateful to have worked alongside each of them to help put the Company in a strong financial position and I am committed to ensuring a smooth transition.”

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s management changes are based on the Company’s beliefs, assumptions and expectations of its future financial and operating plans, taking into account the information currently available to the Company. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Information about potential risks and uncertainties that could affect the Company’s business and financial results is set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 2,150 properties leased primarily to the USPS. More information is available at postalrealtytrust.com.

Contacts:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: (516) 232-8900